UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

CBS RADIO INC.

(Exact name of registrant as specified in its charter)

Delaware	333-217279	13-4142467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1271 Avenue of the Americas, Fl. 44 New York, NY	10020
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 649-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ❑

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2017, CBS Radio Inc. (the “Company”) amended and restated its certificate of incorporation (the “Restated Certificate”), as previously agreed in the Master Separation Agreement, dated as of February 2, 2017, by and between the Company and CBS Corporation, to combine the Company’s Series 1 Common Stock, par value $0.01, and Series 2 Common Stock, par value $0.01, into a single series of common stock (the “Common Stock”). In connection therewith, the board of directors of the Company and the Company’s sole stockholder authorized the Company to effect a stock split such that there are 101,407,494 shares of Common Stock issued and outstanding.

The Restated Certificate is attached hereto as Exhibit 3.1 and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	CBS Radio Inc. Amended and Restated Certificate of Incorporation, dated November 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS RADIO INC.

By:	/s/ Andre Fernandez
	Name:	Andre Fernandez
	Title:	President and Chief Executive Officer

Date: November 15, 2017